UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
March 8, 2022
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec Avenue, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EFSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	EFSCP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Director and Appointment to the EFSC Board of Directors

Pursuant to the retirement policy of the Board of Directors (the “Board”) of Enterprise Financial Services Corp (the “Company”), Ms. Judith S. Heeter, current member of the Board, has advised the Board that she will be retiring from the Board and will not stand for re-election as a member of the Board. Ms. Heeter’s retirement will be effective at the Company’s 2022 Annual Meeting of Shareholders (the “Annual Meeting”). Ms. Heeter currently serves as the Chairperson of the Nominating and Governance Committee of the Board, and as a member of the Board’s Executive and Risk Committees, and will retire from these roles when she retires from the Board.

On March 8, 2022, in connection with its ongoing efforts in expanding the skills and experience of its directors, the Board appointed Stephen P. Marsh and Daniel A. Rodrigues to the Board. Each of Messrs. Marsh and Rodrigues was nominated by the Company's Nominating and Governance Committee after a thorough review of all of the candidates’ backgrounds, relevant experience and professional and personal reputations. Each director will serve until the Annual Meeting (when they will be nominated for reelection by the shareholders of the Company). The Board is in the process of evaluating committee assignments for Messrs. Marsh and Rodrigues. As compensation for their service on the Board, Messrs. Marsh and Rodrigues will receive the Company’s standard compensation for non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement relating to the Company’s 2021 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on March 17, 2021. In connection with the appointment of Messrs. Marsh and Rodrigues to the Board and in accordance with the Company’s Amended and Restated Bylaws, the Board has increased the number of directors from thirteen (13) to fifteen (15). Following Ms. Heeter’s retirement and also in accordance with the Company’s Amended and Restated Bylaws, the Board will decrease the number of directors from fifteen (15) to fourteen (14) effective as of the Annual Meeting.

Stephen P. Marsh has served as Chairperson and Director of the Company’s bank subsidiary, Enterprise Bank & Trust (“EB&T”), since 2008. Mr. Marsh previously served as the Executive Vice President, Chairman and Chief Executive Officer of EB&T from 2008 until 2014; and Executive Vice President, Chairman and Chief Credit Officer from 2014 until his retirement in April 2016. Mr. Marsh also served as the President of EB&T from 2006 to 2008 and President of Commercial Banking at EB&T from 2003 to 2006. Prior to joining EB&T, Mr. Marsh served as president and senior loan officer of Southwest Bank from 1992 to 2003. Mr. Marsh serves on the board of directors and finance committee of Loyola Academy and previously served on the board of St. Joseph’s Institute for the Deaf, Unity Health Services and the University City Planning Commission.

Daniel A. Rodrigues has served as executive partner at Hidden Creek Equity since February 2019. Mr. Rodrigues has also served as a member of EB&T’s Board of Directors and a member of EB&T’s Operations and Technology committee since May 2016. Previously, Mr. Rodrigues served as the vice president and general manager of KLX Aerospace Solutions from May 2016 to April 2017. Mr. Rodrigues also previously served as chief operating officer for Herndon Products, Inc. from January 2008 to May 2016. Mr. Rodrigues also serves as executive chairperson at JGB Enterprises, Inc. and serves on the Dean’s Advisory Board of Parks College.

There are no transactions that would be required to be reported under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between any of the newly appointed directors and any other person pursuant to which any of the newly appointed directors were appointed to serve on the Board.

Item 7.01 Regulation FD Disclosure.

On March 8, 2022 the Company issued a press release announcing the appointments of Messrs. Marsh and Rodrigues to the Board as discussed in Item 5.02 of this Current Report on Form 8-K. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished under Item 7.01 of this Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit
Number    Description

99.1        Press Release dated March 8, 2022.
104        The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	March 8, 2022	By:	/s/ Troy R. Dumlao
Troy R. Dumlao
Senior Vice President and Chief Accounting Officer